UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2020

GNC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35113	20-8536244
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Sixth Avenue

Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

(412) 288-4600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	GNCIQ	*

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

*

On June 30, 2020, the issuer’s common stock was suspended from trading on the New York Stock Exchange (the “NYSE”). Effective July 1, 2020, trades in the issuer’s common stock began being quoted on the OTC Pink Marketplace under the symbol “GNCIQ.” On July 1, 2020, the NYSE filed a Form 25 to delist the issuer’s common stock and to remove it from registration under Section 12(b) of the Exchange Act.

Item 7.01	Regulation FD Disclosure.

As previously disclosed, on June 23, 2020, GNC Holdings, Inc. (the “Company”) and certain of its subsidiaries (collectively with the Company, the “Debtors”) commenced voluntary cases under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Debtors’ Chapter 11 proceedings are jointly administered under the caption In re GNC Holdings, Inc., et al. (the “Chapter 11 Cases”).

On August 7, 2020, the Debtors entered into a Stalking Horse Agreement (as amended on August 14, August 19 and September 8, 2020, the “Stalking Horse Agreement”) with Harbin Pharmaceutical Group Holding Co., Ltd. as filed as Exhibit 10.11 to the Company’s Quarterly Report on Form 10-Q, filed August 10, 2020. The Stalking Horse Agreement, which was approved by the Bankruptcy Court on August 19, 2020, was intended to constitute a “stalking horse bid” for substantially all of the Debtors’ assets (the “Assets”) in accordance with the bidding procedures order (the “Bidding Procedures Order”). The Bidding Procedures Order established certain bidding procedures for an auction that allowed other qualified bidders to submit higher or otherwise better offers to purchase the Assets (any such offer, a “Competing Transaction”).

The deadline to submit bids for the Assets was September 11, 2020 and no other Competing Transactions were received. The strong proposed bid pursuant to the Stalking Horse Agreement of more than $750 million is in addition to approximately $300 million that Harbin previously invested in the Company in 2018 and 2019. The completion of the approval process for the sale of the Assets pursuant to the Stalking Horse Agreement is expected to move expeditiously and the Debtors expect to emerge from the Chapter 11 proceedings early in the fourth quarter of 2020.

Harbin’s controlling stake in the Company was subject to a thorough review for any U.S. national security implications and approved by the Committee on Foreign Investment in the United States ( “CFIUS”) in 2018 and in the Company’s view, no material facts or circumstances have changed to call CFIUS’s support of Harbin’s initial investment in the Company into question. The Company continues to work with all relevant agencies throughout the Chapter 11 proceedings and maintains rigorous standards for data privacy in compliance with all applicable laws. Customer trust remains of utmost importance to the Company. The Company’s consumer data is safeguarded by diligent processes and controls to prevent access to any foreign nationals or governments.

On September 14, 2020, the Debtors filed a Notice of Cancellation and Successful Bidder with the Bankruptcy Court (the “Notice”). The foregoing description of the Notice does not purport to be complete and is qualified in its entirety by reference to the Notice, which has been filed with the Bankruptcy Court and is attached hereto as Exhibit 99.1 and incorporated herein by reference.

A hearing to consider approval for the sale of the Assets to Harbin is scheduled before the Bankruptcy Court on September 17, 2020 (the “Bankruptcy Court Approval”). Relatedly, a hearing before the Ontario Superior Court of Justice (Commercial List) is also scheduled on September 22, 2020, to request a recognition order for the Bankruptcy Court Approval.

Additional information about the Chapter 11 Cases, including access to Bankruptcy Court documents including the Bidding Procedures Order, is available online at http://cases.primeclerk.com/GNC, a website administered by Prime Clerk, a third party bankruptcy claims and noticing agent. The information on this web site is not incorporated by reference into, and does not constitute part of, this Current Report on Form 8-K.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the Company’s financial condition, results of operations and business that is not historical information. Forward-looking statements can often be identified by the use of terminology such as “subject to,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “projects,” “may,” “will,” “should,” “can,” the negatives thereof, variations thereon and similar expressions, or by discussions regarding the Company’s strategy and outlook. While the Company believes there is a reasonable basis for its expectations and beliefs, they are inherently uncertain and subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties relate to, among other things: the highly competitive industry in which we operate; unfavorable publicity or consumer perception of our products; product innovation; our exploration of new strategic initiatives; our manufacturing operations; relationships with our vendors; our distribution network and inventory management; our ability to develop and maintain a relevant omni-channel experience for our customers; the performance of, and our relationships with, our franchisees; the location of our stores; availability of raw materials; risks related to COVID-19 (novel coronavirus) and its impacts on our markets (including decreased customer traffic at malls and other places our stores are located); general economic conditions; the risk of delays, interruptions and disruptions in our global supply chain, including disruptions in supply due to COVID-19 (novel coronavirus) or other disease outbreaks; material claims or product recalls; regulatory compliance; the value of our brand name; privacy protection and cyber-security; our current debt profile and risks related to our capital structure; possible joint ventures; our key executives and employees; insurance; the timing and outcome of the Chapter 11 Cases and the Company’s filing for relief under Chapter 11; and tax rate risks. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Actual results could differ materially from those described or implied by such forward-looking statements. For a more detailed discussion of important factors that may materially affect such forward-looking statements, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2020.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following materials are furnished as exhibits to this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Notice of Auction Cancellation and Successful Bidder filed with the Bankruptcy Court on September 14, 2020.

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GNC HOLDINGS, INC.

Date: September 14, 2020	By:	/s/ Tricia K. Tolivar
	Name:	Tricia K. Tolivar
	Title:	Executive Vice President and Chief Financial Officer